UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2007, the Board of Directors of Helix BioMedix, Inc. (the “Company”), upon recommendation of the Compensation Committee, approved salary increases for each of the following executive officers of the Company:

Name and Title	Adjusted Annual Salary
R. Stephen Beatty – President and Chief Executive Officer	$375,000
Dr. Timothy J. Falla – Vice President and Chief Scientific Officer	$265,000
David H. Kirske – Vice President and Chief Financial Officer	$195,000

The aforementioned salary increases are contingent on the consummation by the Company of a $10.0 million financing in 2008 and shall be effective retroactive to January 1, 2008.

In addition, on November 15, 2007 the Board of Directors ratified the establishment of a Marketing Committee, comprised of Jack Clifford and David O’Connor (chairman), and a Finance Committee, comprised of Dr. Randall L-W. Caudill (chairman), Jack Clifford, Dr. Jeffrey A. Miller and Daniel O. Wilds; established the position of Science Liaison Director and appointed Dr. John C. Fiddes to serve in that capacity; and amended the Company’s Non-Employee Director Compensation Policy to provide for a $1,000 annual fee payable to the chairperson of each committee of the Board of Directors (other than the Audit Committee) and a $1,000 annual fee payable to the Science Liaison Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: November 21, 2007	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer

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